EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-284903) and Form S-8 (Nos. 333-172650, 333-181927 (as amended by Post-Effective Amendment No. 1), 333-184786, 333-218381, 333-218387, 333-280729, 333-280730 and 333-282654) of Cummins Inc. of our report dated February 10, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Indianapolis, Indiana

February 10, 2026